UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2026
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29222 Rancho Viejo Road, Suite 127,
San Juan Capistrano,	CA	92675

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2026, the Board of Directors (the “Board”) of The Ensign Group, Inc. (the “Company”) adopted and approved amended and restated bylaws of the Company (the “Bylaws”) to, among other things: (i) align the Bylaws with developments in Delaware law; (ii) clarify the powers of the Board and the chair of a stockholder meeting to regulate conduct at a meeting; (iii) revise procedural mechanics and disclosure requirements applicable to stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings, including to clarify the scope of information required regarding proposing stockholders, proposed nominees and other related persons; (iv) modify the permissible timeframe for receipt of stockholder notices to 90 to 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and provide that if an annual meeting of stockholders is more than 60 days after the anniversary of the immediately preceding annual meeting of stockholders, stockholder notices of any director nomination or other proposal must be given no later than the later of the date 90 days prior to the date of such meeting and the tenth day following the date the meeting date for such meeting is first publicly disclosed; (v) require that director candidates must be available to be interviewed by members of the Board with respect to such person’s candidacy and qualifications to serve as a director; and (vi) make certain other updates, including ministerial and conforming changes.
The Bylaws became effective immediately upon their approval by the Board.
This summary is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.
In accordance with the Bylaws, for stockholder nominations of directors or submissions of proposals regarding other business to be brought before the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”), other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), written notice must be received at the principal executive office of the Company not earlier than January 13, 2027 and not later than February 12, 2027.
The deadline for stockholders to submit proposals pursuant to Rule 14a-8 under the Exchange Act and the deadline for any person intending to solicit proxies at the 2027 Annual Meeting in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 under the Exchange Act, previously announced in the Company’s proxy statement for the Company’s 2026 annual meeting of stockholders, remain unchanged.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Ensign Group, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

Dated: August 25, 2026	/s/ Chad A. Keetch
Chad A. Keetch
Chief Investment Officer